UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 18, 2009

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey		07424
Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

On March 18, 2009, the Board of Directors of the Company promoted Andrew A. Krakauer, President of the Company, to President and Chief Executive Officer.  Mr. Krakauer will also become a member of the Board of Directors.

Mr. Krakauer (54) has served as President and a member of the Office of the Chairman since April 23, 2008.  Prior to that, he served as Executive Vice President and COO since joining the Company in September 2004. Before joining Cantel, Mr. Krakauer served as President of the Ohmeda Medical Division of Instrumentarium / GE Healthcare. Before being named President of Ohmeda Medical in 1998, Mr. Krakauer served Ohmeda or its predecessor companies as President of the Specialty Products Division and Business Development from 1994 through 1998, General Manager of the Suction and Oxygen Therapy and Infant Care businesses from 1988 through 1994, and in a series of financial and business development positions from 1980 through 1987. Mr. Krakauer holds an MBA from University of Chicago and a BA from SUNY at Binghamton.

The Board concurrently appointed Seth R. Segel, Senior Vice President — Strategy and Corporate Development, to the position of Executive Vice President and Craig A. Sheldon, Senior Vice President — CFO, to the position of Senior Vice President — CFO and Treasurer. In addition, Board member George Fotiades was named Vice Chairman, replacing Alan Hirschfield, who retired from such position on March 18th but remains an active Board member.   Mr. Fotiades, who joined the Board in May 2008, will also become a member of the Office of the Chairman, joining Charles M. Diker, Chairman of the Board, along with Messrs. Krakauer and Segel. The new appointments became effective on March 18, 2009.

Item 9.01               Financial Statements, Pro-Forma Financial Information and Exhibits

(d)           Exhibits

Exhibit 99.1	Press release of Registrant dated March 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated: March 20, 2009